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                                                                    EXHIBIT 10.8

[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS
AGREEMENT HAVE BEEN MARKED CONFIDENTIAL AND HAVE BEEN
SEPARATELY FILED WITH THE COMMISSION]

[LOGO]

NANOGEN
HOWARD C. BIRNDORF
CHAIRMAN AND CHIEF EXECUTIVE OFFICER


December 12, 1997


                                                    VIA FAX (011) 353-1-662-4963

Thomas G. Lynch
Chief Financial Officer
Elan Corporation, plc
Lincoln House
Lincoln Place
Dublin 2, Ireland

        RE: Letter Agreement

Dear Tom:

        This letter constitutes an offer by Nanogen to enter into a Research and Development Agreement with Elan. Upon execution and return by the designated individuals identified at the end of this letter, this Letter Agreement will constitute our binding Agreement. The terms and conditions of our agreement are as follows:

RESEARCH AND DEVELOPMENT AGREEMENT

- Elan to sponsor a milestone-based Research and Development Agreement (the "R&D Agreement") at Nanogen pursuant to the Exhibit A Research Program attached hereto covering the following areas:

     - Support development of a microarray-based instrumentation platform for genomic research applications.

     - Design and development of multi-site chips and cartridges to support custom arrays for research applications and development of specific arrays for high-throughput use.

     - Development of formats and chips for discrimination of sequence variations as demonstrated in: single nucleotide polymorphisms (SNPs), allelic variations, genotyping, mutation detection, etc.

     - Development of formats and chips for use in expression monitoring of RNA levels for use in gene discovery, drug discovery, target validation, animal studies and toxicity studies.

     - Development of software for sample tracking and database applications using array technology-derived data.
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Elan Corporation, plc
December 12, 1997
Page Two


                                      ***

COMMENCEMENT DATE

- It is the parties' intention to formally commence the Research Program in the first quarter 1998. Within sixty (60) days from the execution date hereof, the parties will meet to prepare and finalize a definitive agreement and will agree upon mutually acceptable research milestones for the first year of research conducted hereunder.

SCOPE

-       The R&D Agreement shall be non-exclusive.

TERM

- Subject to the completion of annual milestones to be agreed, the R&D Agreement shall have a term of five (5) years. The first year's funding shall be payable in all events.

RESEARCH PLAN AND BUDGET

- The R&D Agreement will be conducted in accordance with a Research Plan and Budget as agreed between the parties. The parties shall prepare Research Plans and Budgets in accordance with the Research Program on an annual basis throughout the term of the Agreement. The initial Research Plan and Budget for the conduct of research through the first year is attached hereto as Exhibit A. The Research Plan and Budget shall be reviewed by the Research Management Committee on an annual basis. The final Research Plan and Budgets will be approved by the Executive Committee and may be revised based on mutual agreement between the parties.

PROGRAM MANAGEMENT

- A Research Management Committee ("RMC"), comprising two (2) members each from Nanogen and Elan, will be established by the parties. The RMC will be responsible for preparing an overall Research Program, establishing and adhering to annual research

***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
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Elan Corporation, plc
December 12, 1997
Page Three


        milestones and for fulfilling the overall goals of the R&D Agreement. The RMC will also be responsible for the day-to-day management of the R&D Agreement and for supervising, managing and monitoring the progress of the Research Program and for ensuring the open exchange of information. The Research Program will provide for an overview of the R&D Agreement, the assignment of roles and responsibilities of the respective parties and the establishment of, and adherence to, annual milestones and budgets.

EXECUTIVE COMMITTEE

- An Executive Committee, comprising two (2) members each from Nanogen and Elan, will be established. The Executive Committee will be responsible for overseeing the RMC and for setting the strategic goals for the collaboration, approving annual Research Plans and Budgets and annual research milestones. The committee will meet in person (or by video or teleconference) at least twice annually and minutes shall be taken at each such meeting and distributed to each of the parties.

DISPUTE RESOLUTION

- The parties intend to incorporate a clause into the definitive agreement to the effect that every effort will be made to resolve disputes internally, with litigation as a last resort.

-       All decisions made by the RMC shall be unanimous.

- All issues not unanimously agreed upon by the RMC shall be submitted to the Executive Committee for resolution.

- All issues not unanimously agreed upon by the Executive Committee shall be submitted to the Chief Executive Officer of Nanogen and the Chief Financial Officer of Elan for resolution.

- All issues not resolved by the above designated officers shall be submitted to mediation or arbitration.

FUNDING

- Subject to completion of annual research milestones, Elan to fund the Research Program with annual research fees in the following amounts payable in U.S. Dollars in quarterly installments at the beginning of each fiscal quarter starting on the date of commencement of the Research
        Program:

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Elan Corporation, plc
December 11, 1997
Page Four


              ***                 ***
                              -------------
             TOTAL:           $11.0 million


ROYALTIES

- In consideration for the foregoing payments, Nanogen to pay Elan a royalty of ***% on Net Revenues of products developed pursuant to the R&D Agreement and sold to third parties until Elan's R&D funding is recouped, and ***% thereafter for a period of ten (10) years.

INTELLECTUAL PROPERTY

- All technology, know-how, trade secrets, discoveries, and inventions developed pursuant to the Research Program ("Program Intellectual Property") shall be owned by Nanogen. Nanogen shall grant to Elan a royalty-free license to use such Program Intellectual Property solely for Elan's internal use.

PUBLICATIONS

- All publications resulting from or relating to research conducted pursuant to the R&D Agreement shall be reviewed and approved by Nanogen and Elan prior to disclosure or publication in order to protect any trade secrets, inventions or intellectual property rights inherent in such research.

BETA SITE

- In further consideration for the foregoing payments, Nanogen shall make its instrument platform available to Elan, subject to export laws, on a preferential basis for beta testing when available.

EQUITY

- Elan agrees to purchase shares in a private placement concurrent with Nanogen's Initial Public Offering in the amount of $5 million at the IPO price to the public.


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
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Elan Corporation, plc
December 11, 1997
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CONFIDENTIALITY

- Each party agrees to maintain in confidence all confidential information provided by the other party throughout the term of this Agreement. Except for such disclosure as is deemed necessary in the reasonable judgment of a party to comply with applicable laws or regulations, no announcement or communication relating to the terms of this Letter Agreement will be made without the other party's prior written approval, which approval shall not be unreasonably withheld.

        This Letter Agreement will remain in full force and effect until such time as it is specifically superseded by future definitive agreement(s) relating to the subject matter hereof.

                                   Very truly yours,

                                   /s/ HOWARD C. BIRNDORF

                                   Howard C. Birndorf
                                   Chairman and Chief Executive Officer

HCB/dz

cc:     Harry J. Leonhardt, Esq.
        Tina S. Nova, Ph.D.
        Pat Dillon

AGREED AND ACCEPTED BY:

By: /s/ Thomas G. Lynch
   -----------------------------
        Thomas G. Lynch
        Elan Corporation, plc

Date: December 18, 1997
     ---------------------------
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                                   EXHIBIT A

NANOGEN/ELAN RESEARCH PROGRAM

The purpose of this program is to allow Nanogen and Elan to collaborate in the area of technology development. This will be a non-exclusive relationship and will provide Elan with early access to Nanogen technology for use in Elan discovery and development programs. In summary, this R&D plan primarily focuses on technology development during years one through three with applications specific to Elan's needs being developed in years two through five. It is expected that the research management committee (RMC) will be responsible for the definition and prioritization of milestones, goals and detailed research plans for application development during the research term. As such, only the technology development goals for years one through three are outlined below.

YEAR ONE R&D PLAN:

                                     * * *



***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
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***

YEAR ONE MILESTONE

YEARS TWO/THREE R&D PLAN:

                                     * * *



***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION


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YEAR TWO MILESTONE:  ***

YEARS THREE THROUGH FIVE R&D PLAN:  ***

BUDGET JUSTIFICATION BASED ON *** PER FTE

YEAR ONE ***


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
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YEAR TWO ***


YEARS THREE THROUGH FIVE ***


***CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION